                                                                      Exhibit 11

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                                                 AmeriKing, Inc.
                                    Calculation of Earnings per Common Share
                                (Dollars in thousands, except per share amounts)
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                                                                           Three Quarters             Quarter
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                                                    December 31,     January 2,       July 1,         July 2,
                                                      1996 to         1996 to         1997 to         1996 to
                                                   September 29,   September 30,   September 29,   September 30,
                                                       1997            1996            1997            1996
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
Net loss                                              $  (367)        $  (638)        $  (786)        $(1,038)
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Earnings available to stockholders
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Dividends
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  Preferred Stock                                        (338)           (338)           (113)           (113)
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  Senior Preferred Stock                               (3,041)                         (1,080)
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Amortization of issuance costs                            (89)                            (30)
                                                      -------                         -------
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Earnings available to common stockholders              (3,835)           (976)         (2,009)         (1,151)
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Weighted average number of shares outstanding          899.22          863.29          902.99          863.29
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Fully diluted weighted average number of shares
 outstanding                                           999.99          969.99          999.99          969.99
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Net loss per common share (weighted average)          $ (4.26)        $ (1.13)        $ (2.22)        $ (1.33)
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Net loss per common share (fully diluted)             $ (3.84)        $ (1.01)        $ (2.01)        $ (1.19)
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                                                                            Total Shares
                                                                            ------------
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Weighted average number of common shares:
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  Original shares                                      863.29          863.29          863.29          863.29
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  Option shares                                          5.93                            9.70
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  Common stock units                                    30.00                           30.00
                                                      -------                         -------
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  Total                                                899.22          863.29          902.99          863.29
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Fully diluted weighted average number of
common shares:
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  Original shares                                      969.99          969.99          969.99          969.99
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  Common stock units                                    30.00                           30.00
                                                      -------                         -------
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  Total                                                999.99          969.99          999.99          969.99
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